Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Corporate Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, December 20, 2021

UFP Industries acquires Advantage Label & Packaging,
adding labels and labeling equipment to its industrial packaging offering

GRAND RAPIDS, Mich., Monday, December 20, 2021 – UFP Industries (Nasdaq: UFPI) today announced that its affiliate, UFP Packaging, LLC, has acquired Advantage Label & Packaging, Inc. (Advantage Label), a provider of labels and related equipment used in industrial packaging, for approximately $16 million. The transaction also includes $2.9 million for related real estate as well as incentive payments of up to $4.5 million over five years if certain performance goals are met.

Founded in 1996 and based in Grand Rapids, Michigan, Advantage Label provides blank and customized labels, printers, label applicators and other packaging supplies. Key industries served by the company include beer and beverage; body armor; food production and processing; greenhouse and nursery; hobby and craft; manufacturing; and automotive. The company had trailing 12-month sales through November 2021 of approximately $19.8 million. Advantage Label’s former shareholder group and management team, including President Brad Knoth and Sales Manager TJ Long, will continue in leadership roles.

“Advantage Label’s full suite of labeling solutions, including equipment like Line Boss®, a proprietary label application machine for agricultural containers, expands UFP’s ability to provide customers a broad spectrum of industrial packaging products,” said Chuck Krawczak, vice president of UFP Packaging. “Companies associated with packaging and tracking packages are growing quickly, and the addition of Advantage Label will allow us to participate in that growth.”

Brad Knoth added, “I am proud of the successful team at Advantage Label and am excited by the opportunities this transaction offers us. By joining the UFP family of companies, Advantage Label can make investments that will expand our capacity and reach. We look forward to contributing to UFP’s mission to become the leading global packaging solutions provider.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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